Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
     UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25thFloor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

(Exact name of obligor as specified in its charter)

El Paso Electric Company	74-0607870
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Stanton Tower, 100 North Stanton
El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

          If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16. List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 7 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          8. Not applicable.

          9. Not applicable.

SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Austin and State of Texas, on the 15th day of March, 2005.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Cary Gilliam

Exhibit 7 to Form T-l

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

     JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

     at the close of business September 30, 2004, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin	$19,187
Interest-bearing balances	33,195
Securities:
Held to maturity securities	121
Available for sale securities	53,698
Federal funds sold and securities purchased under
agreements to resell
Federal funds sold in domestic oftices	33,011
Securities purchased under agreements to resell	82,951
Loans and lease financing receivables:
Loans and leases held for sale	17,558
Loans and leases, net of unearned income	$171,323
Less: Allowance for loan and lease losses	2,382
Loans and leases, net of unearned income and
allowance	168,941
Trading Assets	196,355
Premises and fixed assets (including capitalized leases)	5,578
Other real estate owned	101
Investments in unconsolidated subsidiaries and
associated companies	94
Customers' liability to this bank on acceptances
outstanding	391
Intangible assets
Goodwill	2,554
Other Intangible assets	5,411
Other assets	42,626
TOTAL ASSETS	$661,772

LIABILITIES

Deposits
In domestic offices	$209,624
Noninterest-bearing	$82,597
Interest-bearing	127,027
In foreign offices, Edge and Agreement
subsidiaries and IBF’s	120,503
Noninterest-bearing	$7,003
Interest-bearing	113,500
Federal funds purchased and securities sold under agree-
ments to repurchase:	22,032
Federal funds purchased in domestic offices	96,912
Securities sold under agreements to repurchase	107,450
Trading liabilities
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases)	21,794
Bank’s liability on acceptances executed and outstanding	391
Subordinated notes and debentures	12,821
Other liabilities	31,690
TOTAL LIABILITIES	623,217
Minority Interest in consolidated subsidiaries	348

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,954
Retained earnings	20,050
Accumulated other comprehensive income	(582)
Other equity capital components	0
TOTAL EQUITY CAPITAL	38,207

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$661,772

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
LAWRENCE A. BOSSIDY	)